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                    AMENDMENT NUMBER ONE

                       SHONEY'S, INC.

           SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


       This Amendment Number One (the "Amendment") is dated February 26, 1996, and amends the Shoney's, Inc. Supplemental Executive Retirement Plan, as amended through October 31, 1995 (the "Plan").

       1. Incorporation of prior terms. Capitalized terms used in this Amendment and not defined in it shall have the same meanings as those terms were given in the Plan.

       2. Amendment of Plan. Article II is hereby amended by striking that article in its entirety and substituting in place thereof the following:

                         ARTICLE II

                        PARTICIPANTS

              2.01 Eligibility to Participate. The employees eligible to participate in the Plan are employees of Shoney's or its Subsidiaries which are designated as employees who may participate by the Committee as specified in subsections (a) and (b). No employee may participate in this Plan if he or she participates in the 401(k) Plan.

                     (a)   General Rule. Unless subsection
       (b) applies, designation shall occur at least forty-five
       (45) days before the commencement of the next Year for which a Participant may defer his or her compensation.

                     (b)   First Year Exception.If an
       employee has not previously been designated as an employee who may participate in the Plan, then the Committee may designate the employee to be eligible to participate in the Plan for the remainder of the current Year. Such designation shall occur at least forty-five (45) days prior to the end of the current Year.

              2.02 Amount of Deferral by Participants.

                     (a)   General Rule. Unless the
       employee was designated pursuant to Section 2.01(b), for
       any Year any Participant may elect in writing to defer up
       to fifty percent (50%) of his or her base salary and up to one hundred percent (100%) of any cash bonus, for the
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       following Year.  Such election must be made at least thirty (30)
       days prior to the commencement of a Year.

                     (b)   First Year Exception.If the
       employee was designated pursuant to Section 2.01(b), then he or she may elect, in the Year in which such employee was designated, in writing to defer up to fifty percent (50%) of his or her base salary and up to one hundred percent (100%) of any cash bonus, for the remainder of that Year. Such election must be made within the thirty-day period following his or her becoming eligible after designation by the Committee.

       3. Restatement of Other Terms. All other terms and provisions of the Plan not modified hereby shall remain in full force and effect.